EXHIBIT 99.1
FIRST FEDERAL CAPITAL CORP.

1992 STOCK INCENTIVE PLAN

(As Amended on October __, 1996)

ARTICLE I

ESTABLISHMENT OF THE PLAN

First Federal Capital Corp. (the "Company") hereby establishes this Stock Incentive Plan (the "Plan") upon the terms and conditions hereinafter stated.

ARTICLE II

PURPOSE OF THE PLAN

The purpose of this Plan is to improve the growth and profitability of the Company and its Subsidiary Companies by attracting and retaining qualified personnel, providing such Employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and its Subsidiary Companies, and rewarding those Employees for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

ARTICLE III

DEFINITIONS

3.01   "Award" means an Option, Stock Appreciation Right or Stock Grant granted pursuant to the terms of this Plan.

3.02   "Board" means the Board of Directors of the Company.

3.03   "Code" means the Internal Revenue Code of 1986, as amended.

3.04   "Committee" means a committee consisting of two or more Non-Employee Directors appointed by the Board pursuant to Article IV hereof. "Non-Employee Director," as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, means a director who (i) is not currently an officer or otherwise employed by the Company or First Federal Savings Bank La Crosse-Madison (the "Bank"), or a parent or subsidiary of the Company or the Bank, (ii) does not receive compensation for consulting services or in any other capacity from the Company or the Bank in excess of $60,000 in any one year, and (iii) does not possess an interest in and is not engaged in business relationships required to be reported under Items 404(a) or 404(b) of Regulation S-K promulgated under the Exchange Act.

3.05   "Common Stock" means shares of the common stock, $.10 par value per share, of the Company.

3.06   "Disability" means any physical or mental impairment which qualifies an Employee for disability benefits under the applicable long-term disability plan maintained by the Company or a Subsidiary Company, or, if no such plan applies, which would qualify such Employee for disability benefits under the long-term disability plan maintained by the Company, if such Employee were covered by that plan.

3.07   "Effective Date" means February 25, 1992, the date on which this Plan was adopted by the Board of Directors of the Company.

3.08   "Employee" means any person who is employed by the Company or a Subsidiary Company, including Officers, but not including directors who are not also officers of or otherwise employed by the Company or a Subsidiary Company.

3.09   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

3.10   "Fair Market Value" shall be equal to the fair market value per share of the Company’s Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

3.11   "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

3.12   "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

3.13   "Officer" means an Employee whose position in the Company or Subsidiary Company is that of a corporate officer, as determined by the Board.

3.14   "Option" means a right granted under this Plan to purchase Common Stock.

3.15   "Optionee" means an Employee or former Employee to whom an Option is granted under the Plan.

3.16   "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Company or a Subsidiary Company, or, if no such plan is applicable, which would constitute "retirement" under the Company’s Employee Retirement Plan, if such individual were a participant in that Plan.

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3.17   "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Company in cash and/or Common Stock, as provided in the discretion of the Committee in accordance with Section 8.10.

3.18   "Stock Grant" means a grant of shares of Common Stock accompanied by such restrictions as may be determined in the discretion of the Committee in accordance with Article IX.

3.19   "Subsidiary Companies" means those subsidiaries of the Company which meet the definition of "subsidiary corporations" set forth in Section 425(f) of the Code, at the time of granting of the Option in question.

ARTICLE IV

ADMINISTRATION OF THE PLAN

4.01   Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority in its absolute discretion to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Employee’s tax withholding obligation pursuant to Section 13.02 hereof, (ii) include arrangements to facilitate the Employee’s ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding.

4.02   Appointment and operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director (as defined herein). The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

4.03   Revocation for Misconduct. The Committee may by resolution immediately revoke, rescind and terminate any Option or Stock Grant, or portion thereof, to the extent not yet vested, or any Stock Appreciation Right, to the extent not yet exercised, previously granted or

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awarded under this Plan to an Employee who is discharged from the employ of the Company or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination for: (1) conviction of a felony involving the misappropriation of the Company’s or any Subsidiary’s assets or a conviction of a felony which results in a substantial, demonstrable threat to the Company’s or any Subsidiary’s reputation, or (ii) gross and willful failure to perform a substantial portion of employee’s duties and responsibilities as an employee, which failure continues for more than thirty (30) days after written notice given to employee pursuant to a two-thirds vote of all of the members of the Board of Directors of the Company or any Subsidiary, as the case may be, then in office, such vote to set forth in reasonable detail the nature of such failure.

4.04   Limitation on Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

4.05   Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or Stock Appreciation Right may be exercised and no shares of Common Stock may be issued pursuant to a Stock Grant if such exercise or issuance would be contrary to applicable laws and regulations.

4.06   Restrictions on Transfer. The Company may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

ARTICLE V

ELIGIBILITY

Awards may be granted to such Employees of the Company and its Subsidiary Companies as may be designated from time to time by the Committee. Awards may not be granted to individuals who are not Employees of either the Company or its Subsidiary Companies.

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ARTICLE VI

COMMON STOCK COVERED BY THE PLAN

6.01   Option Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article X, shall be 154,086, which is equal to 8% of the amount of issued and outstanding Common Stock on the Effective Date. None of such shares shall be the subject of more than one Award at any time, but if (i) an Option as to any shares is surrendered before exercise (including surrender in connection with exercise of a Stock Appreciation Right), or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, or (ii) a Stock Grant expires or terminates prior to the satisfaction of applicable restrictions and the issuance of shares of Common Stock pursuant thereto, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

6.02   Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources for use under the Plan.

ARTICLE VII

DETERMINATION OF

AWARDS, NUMBER OF SHARES, ETC.

The Committee shall, in its discretion, determine from time to time which Employees will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option, the exercise price of an Option and the restrictions which shall be applicable to a Stock Grant. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee, his present and potential contributions to the growth and success of the Company, his salary and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

ARTICLE VIII

OPTIONS AND STOCK APPRECIATION RIGHTS

Each Option granted hereunder shall be on the following terms and conditions:

8.01   Stock Option Agreement. The proper Officers of the Company and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

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8.02   Option Exercise Price.

(a)   Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

(b)   Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than the greater of (i) the par value or (ii) eighty-five (85%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

8.03   Vesting and Exercise of Options.

(a)   General Rules. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Optionee’s employment with the Company and all Subsidiary Companies is terminated for any reason other than his death, Disability or Retirement. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

(b)   Accelerated Vesting Upon Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Company or a Subsidiary Company because of his death, Disability or Retirement.

(c)   Accelerated Vesting for Changes in Control. Notwithstanding the general rule described in Section 8.03(a), all outstanding Options shall become immediately vested and exercisable in the event there is an actual or threatened change in control of the Company.

(1)   Change in Control. A "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

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(2)   Threatened Change in Control. A "threatened change in control of the Company" shall mean any set of circumstances which in the opinion of the Board, as expressed through a resolution, poses a real, substantial and immediate possibility of leading to a change in control of the Company as defined in clause (1) above.

8.04   Duration of Options.

(a)   General Rule. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Optionee ceases to be employed by the Company and all Subsidiary Companies, unless the Committee in its discretion decided at the time of grant or thereafter to extend such period of exercise upon termination of employment from three (3) months to a period not exceeding five (5) years.

(b)   Exception for Termination Due to Death, Disability or Retirement. If an Optionee dies while in the employ of the Company or a Subsidiary Company or terminates employment with the Company or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Optionee or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death, Disability or Retirement, to exercise such Options to the extent vested on the date of such death, Disability or Retirement. In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

8.05   Limited Transferability

Incentive Stock Options granted hereunder shall not be transferable by participants other than by will or the laws of descent and distribution.

Non-Qualified Options granted hereunder may be exercised only during a participant’s lifetime by the participant, the participant’s guardian or legal representative or by a permissible transferee. Non-Qualified Options shall be transferable by participants pursuant to the laws of descent and distribution upon a participant’s death, and during a participant’s lifetime, Non-Qualified Options shall be transferable by participants to members of their immediate family, trusts for the benefit of members of their immediate family and charitable institutions ("permissible transferees") to the extent permitted under Section 16 of the Exchange Act and subject to federal and state securities laws. The term "immediate family" shall mean any child, step-child, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

8.06   Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

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8.07   Payment for Shares. Payment in full of the purchase for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Company upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee in cash or by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing. The Optionee may make deemed or constructive transfer of shares in lieu of actual transfer and physical delivery of certificates.

8.08   Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Company’s stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

8.09   Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

(a)   Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year, under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company (or any parent or Subsidiary Company), shall not exceed $100,000.

(b)   Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

(c)   Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

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8.10   Stock Appreciation Rights.

(a)   General Terms and Conditions. The Committee may, but shall not be obligated to, authorize the Company, on such terms and conditions as it deems appropriate in each case, to grant rights to Optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Company of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

The terms and conditions set with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this Section 8.10 and the Plan; the period during which, date by which or event upon which the Stock Appreciation Right may be exercised; the method for valuing shares of Common Stock for purposes of this Section 8.10; a ceiling on the amount of consideration which the Company may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding. The Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

If a holder of a Stock Appreciation Right terminates service with the Company as an Officer or Employee, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

(b)   Effects of Exercise Stock Appreciation Rights or Options. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

(c)   Time of Grant. A Stock Appreciation Right may be granted concurrently with the Option which it relates or at any time thereafter prior to the exercise or expiration of such Option.

(d)   Limited Transferability. A Stock Appreciation Right granted hereunder may be exercised only during the holder’s lifetime by the holder or the holder’s guardian or legal representative or by a permissible transferee. Stock Appreciation Rights shall be transferable by holders pursuant to the laws of descent and distribution upon a holder’s death, and during a holder’s lifetime, options shall be transferable by holders to members of their immediate family, trusts for the benefit of members of their immediate family and charitable institutions ("permissible transferees") to the extent permitted under Section 16 of the Exchange Act and subject to federal and state securities laws. The term "immediate family" shall mean any child, step-child, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

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Stock Appreciation Rights may be transferable only with the prior approval of the Committee which shall have the authority to approve such transfers of Stock Appreciation Rights on a case-by-case basis in its sole discretion. The Committee may deny a Participant’s request to transfer Stock Appreciation Rights in its sole discretion for any reason, including but not limited to the failure of the Company to obtain a favorable opinion from legal counsel to the Company regarding the tax consequences of the transfer of Stock Appreciation Rights.

ARTICLE IX

STOCK GRANTS

Each Stock Grant granted hereunder shall be on the following terms and conditions:

9.01   Applicable Restrictions. Each Stock Grant shall be accompanied by such restrictions as may be determined in the discretion of the Committee. Such restrictions may include, without limitation, requirements that the Employee remain in the continuous employ of the Company or a Subsidiary Company for a specified period of time or that the Company and/or a Subsidiary Company or Companies meet designated performance objectives.

9.02   Issuance of Stock Grants. A stock certificate representing the number of shares of Common Stock covered by a Stock Grant shall be registered in the Employee’s name but shall be held in custody by the Company. An Employee who has received a Stock grant shall have all rights and privileges of a stockholder of the Company as to the shares of Common Stock covered by a Stock Grant, including the right to receive dividends and the right to vote such shares, provided that (i) an Employee shall not be entitled to delivery of a certificate evidencing such shares or any certificate evidencing stock dividends until the expiration or satisfaction of applicable restrictions, (ii) none of the shares of Common Stock covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of applicable restrictions, and (iii) all of the shares of Common Stock covered by the Stock Grant shall be forfeited and all rights of an Employee who has received such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that applicable restrictions do not expire or are not satisfied. Upon forfeiture of shares of Common Stock, such shares shall be transferred to the Company without further action by the Employee.

9.03   Vesting.

(a)   Accelerated Vesting Upon Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time a Stock Grant is granted, all Stock Grants shall become vested in full and all related restrictions shall terminate and expire on the date that a recipient of a Stock Grant terminates his employment with the Company or a Subsidiary Company because of his death, Disability or Retirement.

(b)   Accelerated Vesting for Changes in Control. Notwithstanding anything to the contrary herein, all outstanding Stock Grants shall become immediately vested and all related restrictions shall terminate and expire in the event that there is an actual or threatened change in control of the Company, as defined in Section 8.03(c).

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9.04   Issuance. Upon the expiration or satisfaction of applicable restrictions, whether in the ordinary course or under the circumstances set forth in Section 9.03, certificates evidencing the shares of Common Stock subject to the related Stock Grant shall be delivered to the recipient of such grant or the recipient’s beneficiary or estate, as the case may be, free of all such restrictions.

ARTICLE X

ADJUSTMENTS FOR CAPITAL CHANGES

The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Award relates and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Company, the shares of the Company’s Common Stock shall be exchanged for other securities of the Company or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.

ARTICLE XI

AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate, amend or revise the Plan with respect to any shares of Common Stock as to which Awards have not been granted and the Board may determine that stockholder approval for any additional amendment to this Plan may be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan as specifically authorized herein.

ARTICLE XII

EMPLOYMENT RIGHTS

Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee of the Company or a Subsidiary Company to continue in the employ of the Company or a Subsidiary Company.

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ARTICLE XIII

WITHHOLDING

13.01  Tax Withholding. The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Optionee to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

13.02   Methods of Tax Withholding. The Company shall adopt procedures which provide for the satisfaction of an Employee’s tax withholding obligation by the retention of shares of Common Stock of which the Employee would otherwise be entitled pursuant to an Award and/or by the Employee’s delivery of previously-owned shares of Common Stock or other property.

ARTICLE XIV

EFFECTIVE DATE OF THE PLAN; TERM

14.01   Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder on or after the Effective Date and prior to the termination of the Plan, provided that no shares of Common Stock may be issued pursuant to this Plan unless this Plan is approved by a vote of the holders of a majority of the outstanding voting shares of the Company at a meeting of stockholders of the Company held within twelve (12) months following the Effective Date.

14.02   Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XV

MISCELLANEOUS

15.01   Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Wisconsin.

15.02   Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

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